Exhibit 99.1

PCTEL Declares Regular Quarterly Dividend

BLOOMINGDALE, Illinois – October 25, 2019 – PCTEL, Inc. (Nasdaq: PCTI) announced today the declaration of its regular quarterly dividend of $0.055 per share on its common stock. This dividend will be payable on November 15, 2019 to shareholders of record at the close of business on November 8, 2019.

The Company believes its 2019 dividend payments will be a return of capital for U.S. income tax purposes. See IRS Form 8937 posted on the Company’s website at http://investor.pctel.com/stock-information/dividends-IRSforms.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built antenna systems, Industrial IoT devices, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

Company Contact

Suzanne Cafferty

Senior Director, Corporate Marketing

PCTEL, Inc.

(630) 339-2105

public.relations@pctel.com

Investor Relations Contact

Phillip Kupper

Three Part Advisors, LLC

(817) 778-8339

Pkupper@threepa.com

PCTEL® is a registered trademarks of PCTEL, Inc. © 2019 PCTEL, Inc. All rights reserved.